Exhibit 99.1

CONTACT:

Laura Parker

512-681-8441

lparker@tippingpoint.com

TippingPoint Technologies Appoints Kip McClanahan to Chief Executive Officer

Networking and Software Veteran Brings Visionary Leadership, Operational Expertise, and Strong Customer Focus

AUSTIN, Texas—Jan. 5, 2003—TippingPoint Technologies, Inc. (NASDAQ: TPTI), the leaders in high-speed intrusion prevention, today announced the appointment of Kip McClanahan to chief executive officer. Mr. McClanahan has been on TippingPoint Technologies’ board of directors since August 2001, and will be based at TippingPoint’s global headquarters in Austin, Texas. He replaces John McHale, who co-founded the company and will continue in his role as chairman of the TippingPoint Board of Directors.

McClanahan, a fifteen-year veteran of the networking and software industries, joins TippingPoint Technologies from Motive, Inc., where he served as president and oversaw a broad range of business operations including product strategy. Prior to Motive, he was founder, president and CEO of BroadJump, Inc., a privately held broadband software company based in Austin, Texas.

“On behalf of the Board of Directors and executive team, I am pleased to have Kip in this role at TippingPoint Technologies,” said TippingPoint’s Chairman JohnMcHale. “Kip’s knowledge of TippingPoint, based on his extensive board participation as well as his deep understanding of the networking and software industries, will allow him to have immediate impact on the company.”

Prior to founding BroadJump, Mr. McClanahan was a part of management at NetSpeed, a DSL broadband equipment company which was founded by John McHale and acquired by Cisco Systems in 1998. Mr. McClanahan’s career also includes engineering and managerial roles at Motorola, Thomas-Conrad, BMC Software and Dell Computer.

“I have always been impressed by the TippingPoint team, the rock-solid product portfolio, and the leadership position they’ve created in the most important segment of the security market,” said Mr. McClanahan. “As chief executive officer of TippingPoint Technologies, my focus will be to drive our growth in a scalable way while ensuring that the company continues to deliver value to its customers, employees and shareholders.”

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About TippingPoint Technologies

TippingPoint Technologies is the leading provider of network-based intrusion prevention systems that deliver in-depth protection and attack eradication for corporate enterprises, government agencies, service providers, and academic institutions. This innovative approach offers customers an effective network-based security solution with unrivaled economics, ultra-high performance, scalability and reliability. TippingPoint is based in Austin, Texas and can be contacted through its Web site at www.tippingpoint.com or by telephone at 1-88UNITYONE.

TippingPoint Technologies, the TippingPoint logo, UnityOne, the UnityOne logo and Digital Vaccine are registered trademarks of TippingPoint Technologies, Inc.

TippingPoint Forward-looking Statements

This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are subject to significant risks and uncertainties. Although TippingPoint believes that the expectations reflected in its forward-looking statements are reasonable, TippingPoint can give no assurance that such expectations or any of its forward-looking statements will prove to be correct, and future results may differ from those discussed in this press release. Important information regarding the factors that may affect TippingPoint’s future performance is included in its public reports that it files with the Securities and Exchange Commission. TippingPoint disclaims any intention or obligation to revise any forward-looking statements whether as a result of new information, future event, change in expectations, conditions or circumstances, or otherwise. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The inclusion of any statement in this release does not constitute an admission by TippingPoint or any other person that the events or circumstances described in such statement are material.

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